UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

Quad/Graphics, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N63 W23075 Highway 74 Sussex, Wisconsin 53089-2827

(Address of principal executive offices, including zip code)

(414) 566-6000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.               Results of Operations and Financial Condition.

On August 10, 2010, Quad/Graphics, Inc. (the “Company”) issued a press release announcing financial results for its second quarter ended June 30, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.05.                                              Costs Associated with Exit or Disposal Activities.

On August 5, 2010, the Company issued a press release announcing the commencement of the plant consolidation phase of the integration plan following its acquisition of World Color Press Inc. (“Worldcolor”).  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Costs associated with exiting these plants are estimated to be approximately $60 million and consist primarily of $35 million in asset related charges, including impairments, cost of relocation or disposal of assets and other costs to ready the plants for sale, $14 million in anticipated employee severance costs, $9 million in related costs to exit certain utility contracts and $2 million in other general closure costs.  Cash costs associated with the $60 million in estimated charges are expected to be approximately $25 million, after consideration for the expected cash proceeds on the sale of these facilities.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

	(99.1)	Press Release of Quad/Graphics, Inc., dated August 10, 2010, regarding financial results for its second quarter ended June 30, 2010.

	(99.2)	Press Release of Quad/Graphics, Inc., dated August 5, 2010, regarding the commencement of the plant consolidation phase of the integration plan following its acquisition of Worldcolor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010

QUAD/GRAPHICS, INC.

	By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President & General Counsel

QUAD/GRAPHICS, INC.

Exhibit Index to Current Report on Form 8-K

Dated August 5, 2010

Exhibit Number

(99.1)	Press Release of Quad/Graphics, Inc., dated August 10, 2010, regarding financial results for its second quarter ended June 30, 2010.

(99.2)	Press Release of Quad/Graphics, Inc., dated August 5, 2010, regarding the commencement of the plant consolidation phase of the integration plan following its acquisition of Worldcolor.